Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Reports Earnings for Fourth Quarter 2016

HOUSTON — (February 15, 2017) - Midcoast Energy Partners, L.P. (NYSE: MEP) ("Midcoast Partners" or "the Partnership") reports net loss and cash provided by operating activities for the three months ended December 31, 2016 of $22.2 million and $87.0 million, respectively.

Midcoast Partners reports adjusted EBITDA and distributable cash flow (“DCF”) for the three months ended December 31, 2016 of $18.0 million and $16.5 million, respectively. See Non-GAAP reconciliations section below for additional information about these measures.

As announced on January 27, 2017, Midcoast Partners has entered into a definitive merger agreement with Enbridge Energy Company, Inc. ("EECI"), an indirect subsidiary of Enbridge Inc. (NYSE: ENB), whereby EECI will acquire, for cash, all of the outstanding publicly held common units of MEP at a price of US$8.00 per common unit for an aggregate transaction value of US$170.2 million. Subject to certain conditions, the transaction is expected to close in the second quarter of 2017. Upon closing, MEP will cease to be a publicly traded partnership.

MEP has filed with the SEC a Current Report on Form 8-K, which contains, among other things, a copy of the merger agreement and the support agreement. In connection with the proposed merger, MEP will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive information statement will be mailed to the unitholders of MEP. MEP UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MEP’s INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. MEP unitholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. MEP unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) at www.midcoastpartners.com or by contacting the phone number, email or address listed below.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and twelve months ended December 31, 2016 for Midcoast Partners are presented on a consolidated basis. We own a 51.6 percent controlling interest in Midcoast Operating, and for the three and twelve months ended December 31, 2016, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for the interest held by Enbridge Energy Partners, L.P. (“EEP”) in Midcoast Operating.

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COMPARATIVE EARNINGS STATEMENT

	Three months ended		Twelve months ended
	December 31,		December 31,
(unaudited; in millions except per unit amounts)	2016	2015	2016	2015
Operating revenue	$620.5	$528.1	$1,966.0	$2,842.7
Operating expenses:
Cost of natural gas and natural gas liquids	548.0	400.5	1,659.1	2,372.9
Operating and maintenance	53.4	66.2	227.4	273.1
General and administrative	16.4	21.5	67.1	82.6
Goodwill impairment	-	-	-	226.5
Asset impairment	-	-	10.6	12.3
Depreciation and amortization	35.7	39.5	154.4	157.8
Operating income (loss)	(33.0)	0.4	(152.6)	(282.5)
Interest expense, net	(8.3)	(8.0)	(33.3)	(29.5)
Other income	8.6	8.6	30.9	28.9
Income (loss) before income tax benefit (expense)	(32.7)	1.0	(155.0)	(283.1)
Income tax benefit (expense)	0.1	-	(2.0)	(1.4)
Net income (loss)	(32.6)	1.0	(157.0)	(284.5)

Less: Net income (loss) attributable to noncontrolling interest	(10.4)	4.8	(57.1)	(120.6)
Net loss attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(22.2)	$(3.8)	$(99.9)	$(163.9)

Net loss attributable to limited partners	$(21.9)	$(3.7)	$(98.0)	$(160.5)
Weighted average limited partner units	45.2	45.2	45.2	45.2
Net loss per limited partner unit (in dollars per unit)	$(0.48)	$(0.08)	$(2.17)	$(3.55)

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and twelve months ended December 31, 2016 with the same period of 2015. The comparison refers to operating income and adjusted operating income. Adjusted operating income excludes the effect of certain non-cash and other items that we believe are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Twelve months ended
Operating Income (Loss)	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(35.3)	$(5.2)	$(131.2)	$(224.2)
Logistics and Marketing	5.2	6.4	(15.1)	(53.6)
Operating Income (loss)	(30.1)	1.2	(146.3)	(277.8)
MEP Corporate	(2.9)	(0.8)	(6.3)	(4.7)
Operating income (loss)	$(33.0)	$0.4	$(152.6)	$(282.5)

Midcoast Operating	Three months ended		Twelve months ended
Adjusted Operating Income (Loss)	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(7.6)	$(6.4)	$(19.7)	$10.3
Logistics and Marketing	3.9	11.4	2.0	14.3
Adjusted operating income (loss)	(3.7)	5.0	(17.7)	24.6
MEP Corporate	(2.9)	(0.8)	(6.3)	(4.7)
Adjusted operating income (loss)	$(6.6)	$4.2	$(24.0)	$19.9

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Gathering, Processing and Transportation – Fourth quarter operating results for the Gathering, Processing and Transportation segment were $30.1 million lower than the same period of 2015 primarily attributable to increased non-cash unrealized mark-to-market losses in the current period when compared to the same period of 2015. The decrease in segment operating results was also related to lower natural gas and NGL system volumes, and was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Fourth quarter adjusted operating results for the Gathering, Processing and Transportation segment decreased $1.2 million when compared to the same period of 2015. Segment gross margin decreased due to lower natural gas and NGL system volumes related to reduction in drilling activity from producers in the areas in which we operate. Reductions in operating and administrative expenses from enacted cost reduction measures partially offset this decline in gross margin.

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation Throughput	December 31,		December 31,
(MMBtu per day)	2016	2015	2016	2015
East Texas	843,000	915,000	904,000	964,000
Anadarko	570,000	707,000	616,000	773,000
North Texas	182,000	239,000	197,000	265,000
Total	1,595,000	1,861,000	1,717,000	2,002,000

NGL Production
(Barrels per day)	2016	2015	2016	2015
Total System Production	62,621	79,064	68,843	81,632

Logistics and Marketing – Fourth quarter operating income for the Logistics and Marketing segment decreased $1.2 million compared to the same period of 2015. The decrease in segment operating results was predominantly attributable to lower natural gas and NGL system volumes and a decrease in storage margins. The decrease in segment operating results was partially offset by a net increase in segment gross margin attributable to non-cash unrealized mark-to-market gains during the fourth quarter of 2016 compared to unrealized mark-to-market losses during the same period of 2015.

Fourth quarter adjusted operating results for the Logistics and Marketing segment were $7.5 million lower than the same period of 2015. The decrease in segment adjusted operating results was predominantly attributable to lower natural gas and NGL system volumes and a decrease in storage margins. The decrease in adjusted operating results was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

NON-GAAP RECONCILIATIONS

Adjusted net loss for the Partnership and adjusted operating income (loss) for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that we believe are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States. Non-GAAP measures no longer include make-up rights and option premium amortization adjustments. These changes were made on a prospective basis beginning with the second quarter of 2016 and are not material for historical periods presented.

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Midcoast Energy Partners	Three months ended		Twelve months ended
Adjusted Net Income (Loss)	December 31,		December 31,
(unaudited; in millions except per unit amounts)	2016	2015	2016	2015
Net loss attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$(22.2)	$(3.8)	$(99.9)	$(163.9)
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	13.4	(0.1)	56.0	18.2
-Logistics and Marketing	(0.7)	2.5	1.9	11.0
Make-up rights adjustment	-	0.1	-	(0.4)
Option premium amortization	-	(0.5)	0.6	(3.3)
Loss on sale of non-core assets and severance	-	-	1.5	1.6
Loss on natural gas contracts assignment	-	-	-	5.3
Severance costs	0.9	-	0.9	-
Goodwill impairment	-	-	-	116.9
Asset impairment	-	-	5.5	6.3
Adjusted net loss	$(8.6)	$(1.8)	$(33.5)	$(8.3)
Adjusted net loss attributable to limited partners	$(8.6)	$(1.7)	$(32.9)	$(8.0)
Weighted average units	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars per unit)	$(0.19)	$(0.04)	$(0.73)	$(0.18)

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Operating loss	$(35.3)	$(5.2)	$(131.2)	$(224.2)
Noncash derivative fair value losses (gains)	25.9	(0.2)	108.5	35.3
Option premium amortization	-	(1.0)	1.2	(6.6)
Gain on natural gas contracts assignment	-	-	-	(0.3)
Severance costs	1.8	-	1.8	-
Goodwill impairment	-	-	-	206.1
Adjusted operating income (loss)	$(7.6)	$(6.4)	$(19.7)	$10.3

Midcoast Operating	Three months ended		Twelve months ended
Logistics and Marketing	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Operating income (loss)	$5.2	$6.4	$(15.1)	$(53.6)
Noncash derivative fair value losses (gains)	(1.3)	5.0	3.6	21.4
Loss on sale of non-core assets and severance	-	-	2.9	3.2
Loss on natural gas contracts assignment	-	-	-	10.6
Goodwill impairment	-	-	-	20.4
Asset impairment	-	-	10.6	12.3
Adjusted operating income	$3.9	$11.4	$2.0	$14.3

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to manage the performance of the entity. Distributable cash flow is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders of the Partnership. MOLP adjusted EBITDA, inclusive of other cash items is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to make cash distributions to the partners of Midcoast Operating. The following reconciliations of net loss to adjusted EBITDA, net cash provided by operating activities to MOLP adjusted EBITDA, and net cash provided by operating activities to distributable cash flow are provided because adjusted EBITDA and distributable cash flow are not financial measures recognized under generally accepted accounting principles.

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Midcoast Partners	Three months ended		Twelve months ended
Adjusted EBITDA	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Net loss attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(22.2)	$(3.8)	$(99.9)	$(163.9)
Depreciation and amortization	35.7	39.5	154.4	157.8
Income tax (benefit) expense	(0.1)	-	2.0	1.4
Interest expense, net	8.3	8.0	33.3	29.5
Net income (loss) attributable to noncontrolling interest	(10.4)	4.8	(57.1)	(120.6)
Noncash derivative fair value losses	24.6	4.8	112.1	56.7
Make-up rights adjustment	-	(0.1)	0.1	(1.0)
Option premium amortization	-	(1.0)	1.2	(6.6)
Loss on sale of non-core assets and severance	-	-	2.9	3.2
Loss on natural gas contracts assignments	-	-	-	10.3
Severance costs	1.8	-	1.8	-
Goodwill impairment	-	-	-	226.5
Asset impairment	-	-	10.6	12.3
Adjusted EBITDA	37.7	52.2	161.4	205.6
Less: Adjusted EBITDA attributable to EEP retained interest	(19.7)	(25.6)	(80.9)	(101.5)
Adjusted EBITDA attributable to MEP	$18.0	$26.6	$80.5	$104.1
Adjusted EBITDA attributable to EEP retained interest	19.7	25.6	80.9	101.5
Other	2.7	0.8	5.5	4.3
Adjusted EBITDA attributable to MOLP(1)	$40.4	$53.0	$166.9	$209.9

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Operating	Three months ended		Twelve months ended
Adjusted EBITDA	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Net cash provided by operating activities	$87.0	$8.4	$226.9	$207.0
Changes in operating assets and liabilities, net of cash acquired	(53.1)	35.2	(99.7)	(32.3)
Income tax expense (benefit)	(0.1)	-	2.0	1.4
Interest expense, net	8.3	8.0	33.3	29.5
Option premium amortization	-	(1.0)	1.2	(6.6)
Other	(1.7)	2.4	3.2	10.9
Adjusted EBITDA attributable to MOLP (1)	$40.4	$53.0	$166.9	$209.9
G&A abatement	6.2	6.2	25.0	25.0
Texas Express distributions in excess of equity earnings	(0.2)	1.8	11.5	12.0
MOLP adjusted EBITDA, inclusive of other cash items (1)	$46.4	$61.0	$203.4	$246.9

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

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Midcoast Partners	Three months ended		Twelve months ended
Distributable Cash Flow	December 31,		December 31,
(unaudited; in millions)	2016	2015	2016	2015
Net cash provided by operating activities	$87.0	$8.4	$226.9	$207.0
Changes in operating assets and liabilities, net of cash acquired	(53.1)	35.2	(99.7)	(32.3)
Option premium amortization	-	(1.0)	1.2	(6.6)
Amounts attributable to EEP retained interest	(19.7)	(25.6)	(80.0)	(101.5)
Maintenance capital expenditures	(3.7)	(6.2)	(14.3)	(19.0)
G&A abatement	3.2	3.2	13.0	13.0
Texas Express distribution in excess of equity earnings	(0.1)	0.9	5.9	6.2
Distribution support agreement(1)	7.7	-	15.9	-
Other	(4.8)	1.6	(2.9)	6.6
Distributable cash flow	$16.5	$16.5	$66.0	$73.4

(1)	Distribution agreement in place with sponsor to support 1.0x coverage of the then declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, L.L.C., general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation.

Forward-Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," "consider," "continue," "could," "estimate," "evaluate," "expect," "explore," "forecast," "intend," "may," "opportunity," "plan," "position," "projection," "should," "strategy," "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made, and we undertake no obligation to publicly update any forward-looking statement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for the supply of, forecast data for, and price trends related to natural gas, natural gas liquids, or NGLs, and crude oil, and the response by natural gas and crude oil producers to changes in any of these factors; (2) our ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at our facilities or refineries, petrochemical plants, utilities or other businesses for which we transport products or to which we sell products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to our rates; (7) changes in laws or regulations to which we are subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; (8) cost overruns and delays on construction projects resulting from numerous factors; (9) our ability to comply with covenants in our debt agreements; and (10) the possibility that the Merger with MergerCo may not be consummated in a timely manner or at all and the  diversion of management's attention in connection with the proposed Merger.

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MEP’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond MEP’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to MEP’s most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. MEP expressly disclaims any obligation to update, amend or clarify any forward looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

Tax Notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Midcoast Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Midcoast Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Midcoast Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Michael Barnes

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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